NATIONAL HOLDINGS CORPORATION

News Release	Contacts: Robert H. Daskal
Chief Financial Officer
312-751-8833

Beverly Jedynak
Martin E. Janis & Co.
312-943-1100

NATIONAL HOLDINGS CORPORATION
COMPLETES $1.0 MILLION PRIVATE PLACEMENT

New York, New York, February 23, 2007 - National Holdings Corporation, a financial services company operating through its wholly owned subsidiaries (OTCBB: NHLD.OB), announced today that it has successfully completed a $1.0 million private placement of debt.

The investors include Christopher C. Dewey and St. Cloud Capital Partners, L.P., a Los Angeles, California based private mezzanine investment fund formed in December 2001 that invests in debt and equity securities of lower middle market companies (“St. Cloud”). Mr. Dewey, and Marshall S. Geller, the Co-Founder and Senior Managing Partner of St. Cloud, are each members of National Holdings’ board of directors.

Mark Goldwasser, Chairman, President and Chief Executive Officer, stated, “We are pleased that this investment represents a vote of confidence by two of our directors. The funds will be used to replace maturing debt and for working capital.”

National Holdings Corporation is a holding company for National Securities Corporation, National Insurance Corporation and National Holdings Mortgage Corporation. National Securities conducts a full service national brokerage and investment banking business. National Insurance will provide a full array of fixed insurance products to its clients, and National Mortgage will operate a mortgage broker business.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. This press release may contain certain statements of a forward-looking nature relating to future events or future business performance. Any such statements that refer to the Company’s estimated or anticipated future results or other non-historical facts are forward-looking and reflect the Company’s current perspective of existing trends and information. These statements involve risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, risks and uncertainties detailed in the Company’s Securities and Exchange Commission filings, including the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The forward-looking statements speak only as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

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